CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in t his registration statement of our report dated February 6, 1998, on the December 31, 1997 financial statements of The Pillar Funds, included in the previously filed Form N-30D dated February 25, 1998, and to all references to our firm included in or made part of this Post-Effective Amendment No. 16 to the Registration Statement File No. 33-44712.


                                        /s/ Arthur Andersen LLP
                                        -------------------------------------

Philadelphia, Pennsylvania
 April 28, 1998